UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2020

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	FLS	New York Stock Exchange
1.25% Senior Notes due 2022	FLS22A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On August 14, 2020, Flowserve Corporation (the “Company”) announced that Carlyn R. Taylor, Global Co-Leader of the Corporate Finance segment and leader of the global Business Transformation and Transactions practices of FTI Consulting, Inc. (“FTI”), has been elected by the Company’s Board of Directors (the “Board”) as a new member of the Board, effective August 12, 2020. Ms. Taylor joined FTI in 2002 and has served in various roles at FTI, including currently serving as Chairperson of FTI Capital Advisors, an investment banking subsidiary of FTI. Prior to joining FTI, Ms. Taylor spent 12 years at PricewaterhouseCoopers first as a consultant in Price Waterhouse from 1990 to 1998 and then as a partner from 1998 to 2002 where she founded and led the telecommunication industry practice within the Financial Advisory Services group.

Ms. Taylor fills the newly created directorship resulting from the increase in Board members pursuant to resolutions duly adopted by the Board under the Company’s By-Laws disclosed in Item 5.03 below. In connection with her election to the Board, Ms. Taylor has also been appointed as a member of the Audit Committee and the Corporate Governance & Nominating Committee of the Board. Ms. Taylor is expected to be nominated for reelection by the Company’s shareholders at the 2021 annual meeting of shareholders. There is no agreement or understanding between Ms. Taylor and any other person pursuant to which she was selected as a director.

The Board has made an affirmative determination that Ms. Taylor qualifies as an independent director under the New York Stock Exchange listing standards and the Company’s standards for director independence. There have been no transactions directly or indirectly involving Ms. Taylor that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934. The Board has also made the affirmative determination that Ms. Taylor qualifies as an “audit committee financial expert” as such term is defined under Item 407(d)(5) of SEC Regulation S-K.

Ms. Taylor will be compensated for her service on the Board in accordance with the Company’s compensatory and other arrangements for non-employee directors, which are described in detail in the Company’s definitive proxy statement dated April 9, 2020, under the heading “Director Compensation”.

A copy of the press release issued by the Company announcing the election of Ms. Taylor is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 12, 2020, the Board voted to amend the Company’s By-Laws. Article III, Section 2 of the By-Laws, which sets forth the number of directors of the Company, was amended by the Board to increase the number of directors of the Company from nine to ten.

The foregoing description of the amendment contained in the By-Laws is qualified in its entirety by reference to the full text of, and should be read in conjunction with, the By-Laws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Flowserve Corporation By-Laws, as amended and restated effective August 12, 2020.

99.1	Press release, dated August 14, 2020.

104	The cover page from Flowserve Corporation’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: August 14, 2020	By:	/s/ LANESHA T. MINNIX
Lanesha T. Minnix
Senior Vice President, Chief Legal Officer
and Corporate Secretary